Exhibit 10.31

[FORM OF LETTER AGREEMENT]

[Lazard LLC Letterhead]

April     , 2005

Ellis Jones, as Trustee

BW NY Goodwill L.L.C.

BW ROW Goodwill L.L.C.

[Address]

New York, New York

Dear Mr. Jones:

This letter agreement sets forth the mutual understanding between Lazard LLC (“Lazard” on its behalf and on behalf of its subsidiaries and affiliates (collectively with Lazard, and its and their predecessors and successors, the “Lazard Group”)) and each of BW NY Goodwill L.L.C. and BW ROW Goodwill L.L.C. (collectively, the “Family Trusts”) regarding the rights and obligations applicable to the Lazard Class A-2 Interests (as defined in the Third Amended and Restated Operating Agreement of Lazard, dated as of January 1, 2002, as amended (the “LLC Agreement”)) that are held in the Family Trusts as set forth on Schedule I attached hereto (the “Trusts Interests”), in connection with the participation of the Trusts Interests in the reorganization of Lazard (the “Reorganization”), currently expected to occur substantially on the terms and conditions described in Amendment No. 4 to the Registration Statement on Form S-1, dated April 18, 2005, as filed with the Securities and Exchange Commission, relating to the initial public offering (the “IPO”) and together with the Reorganization and the consummation of the mandatory sale of all “Interests” (as defined in the LLC Agreement) pursuant to Section 6.02(b) of the LLC Agreement (as the provisions of such Section 6.02(b) may be waived or modified) or otherwise (the “HoldCo Formation”), of shares of Class A common stock of Lazard Ltd, a Bermuda limited company (“PubliCo”).

The Trusts Interests (and the Exchangeable Interests and any PubliCo Shares (each as defined in the Agreement Relating to the Reorganization of Lazard by and between Lazard and Bruce Wasserstein (the “Reorganization Agreement”)) received or receivable in respect of the Trusts Interests) shall be treated in the same manner as, and have the same rights and obligations as, the Class A-2 Interests directly held by the Executive as of the date hereof as set forth in the Reorganization Agreement; provided that, for purposes of the Trusts Interests, references in the Reorganization Agreement to the “Executive” shall be deemed, where appropriate, to be or include references to the Family Trusts, whether or not this is expressly specified in the relevant provisions of the Reorganization Agreement; provided further, for the avoidance of doubt, that references in the Reorganization Agreement to the Executive’s continued employment or service with Lazard or one of its affiliates shall be references to Mr. Wasserstein only.

To the extent required of Mr. Wasserstein and requested by the Lazard Group, the Family Trusts shall become a party to or otherwise agree to be bound by the terms of any agreements referred to in the Reorganization Agreement, including without limitation the stockholders’

agreement referred to in Section 2(d) thereof, or required to be entered into in connection with the Reorganization or HoldCo Formation, and the Lazard Group may condition its obligations in respect of the Trusts Interests on the satisfaction by the Family Trusts of the foregoing requirement.

Lazard hereby agrees that following the HoldCo Formation and subject to the completion of the IPO, it will nominate to the board of directors of PubliCo one person designated by the Family Trusts (or their designee) until such time as (1) the PubliCo Shares then owned, directly or indirectly, by the Family Trusts or any beneficiaries thereof (in the aggregate), plus (2) the PubliCo Shares issuable under the terms of any Exchangeable Interests issued by the Lazard Group then owned, directly or indirectly, by the Family Trusts or any beneficiaries thereof (in the aggregate), constitute less than 50% of the PubliCo Shares issuable under the terms of any Exchangeable Interests initially issued by the Lazard Group in connection with the HoldCo Formation and held by the Family Trusts (in the aggregate) as of the IPO Date.

Notwithstanding anything to the contrary contained herein, the effectiveness of this letter agreement is conditioned upon and subject to the completion of the HoldCo Formation and the IPO.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws which could cause the application of the law of any jurisdiction other than the State of New York. This Agreement may not be amended or modified, other than by a written agreement executed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of Lazard and each of the Family Trusts and their respective successors and assigns.

Each of Lazard and the trustee for each of the Family Trusts, intending to be legally bound, has caused this letter agreement to be executed and delivered in its name and on its behalf as of the date first above written.

LAZARD LLC (on its behalf, and on behalf of its subsidiaries and affiliates and their successors and assigns)

By:
Name:
Title:

ELLIS JONES, as Trustee for the BW NY Goodwill L.L.C.
BW ROW Goodwill L.L.C.

Name: Ellis Jones
Title: Trustee

SCHEDULE I

Class A-2 Interests held by BW NY Goodwill L.L.C. Trust
Class A-2 Interests held by BW ROW Goodwill L.L.C. Trust

Initialed by the Trustee: Initialed by Lazard: